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 EMCORE CORPORATION

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The Nasdaq Stock Market
       Welcomes


    [EMCORE LOGO]


    [NASDAQ LOGO]












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 NASDAQ PERFORMANCE

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NASDAQ NMS COMPOSITE INDEX
as of 24-Sep-2002




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 TELECOM CRISIS - MISERY LOVES COMPANY

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     "More than a cyclical downturn, what they're experiencing is a full-blown industrial depression, one that has wiped out half a million jobs and $2 trillion in U.S. market value" - Business Week 10/7/2002



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          COMPANY             HIGH           LOW            NOW

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          EMCORE               81            1.50           1.50
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           AXTI                47            1.84           1.97
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           ANAD               112            2.00           2.15
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           TQNT                68            3.50           3.53
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           VISS               116             .66            .71
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           RFMD                92            5.15           6.15
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           KOPN                48            3.31           3.33
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 AGENDA

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     o    "6+1" Stock Option Exchange Program

     o    Program Specifics

     o    Procedures

     o    Important Dates

     o    Questions & Answers




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 "6 + 1" EXCHANGE PROGRAM

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                       WE ARE PLEASED TO ANNOUNCE THAT THE

                     BOARD OF DIRECTORS HAS APPROVED THE 6+1

                     EXCHANGE PROGRAM FOR EMCORE EMPLOYEES.

o    Board of Directors and Corporate Executive Officers of the Company ARE
     EXCLUDED

o    HOW DOES A "6+1" EXCHANGE PROGRAM WORK?

     -    Cancellation of old options

     -    Wait 6 months and 1 day

     -    Grant new options at THEN current closing prices




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 "6 + 1" EXCHANGE PROGRAM

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o    WHY DO THIS?

     - Stock options are a key element of total compensation, especially in our highly competitive technology sector

     - Many of our outstanding options have exercise prices significantly higher than the current market price of our common stock

     - In order for our stock option program to serve as an effective incentive for employee retention, the options must provide an opportunity to realize value within a reasonable time period




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 THE EMCORE "6+1"
 STOCK OPTION EXCHANGE PROGRAM

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     o    Offer to exchange options opens September 30, 2002

     o All outstanding options with an exercise price of at least $4.00 per share are eligible for exchange

     o Options may be exchanged one-for-one for new options to be issued on or about May 1, 2003

     o    During the cancellation period all options exchanged cease to exist




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 THE EMCORE "6+1"
 STOCK OPTION EXCHANGE PROGRAM

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     o    EXERCISE PRICE: The exercise price of the new options will be the closing price of our common stock on the date on which they are issued.

     o VESTING/TERM: The new options have the same vesting and term as the options for which they were exchanged.

     o IN A NUTSHELL: The new options will essentially be the same as the options for which they were exchanged, but with a new exercise price.



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 THE EMCORE "6+1"
 STOCK OPTION EXCHANGE PROGRAM

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     o    OPTIONS NOT EXCHANGED: Options not submitted for exchange are not affected and no change will be made to your current options not submitted.

     o RECOMMENDATIONS: The Company makes no recommendation as to whether you should tender or refrain from tendering your options for exchange

     o DECISION: This is a personal investment decision and must be made by you!




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THE ELIGIBILITY REQUIREMENTS:

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     o    To receive a grant of new options under this plan, you must be an employee of EMCORE or its subsidiaries from the date you return your options through the date we grant the new options (the later of May 1, 2003 or the first business day which is at least 6 months and a day following the date we cancel the options accepted for exchange)

     o If you should leave the employment of the Company for any reason (voluntary or involuntary) before the date we grant the new options, you will forfeit your new options





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 NEW OPTIONS

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     o    The new options will be granted on the later of May 1, 2003 or the first business day which is at least six months and one day after the date we cancel the options accepted for exchange

     o The new options will have an exercise price equal to the closing sale price of one share of our common stock on the NASDAQ on the new (6 month + 1 day) grant date. Otherwise, the terms will be the same as the old options.





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 RISKS: YOU WILL NOT RECEIVE ANY NEW OPTIONS
 IF DURING THE 6 MONTHS CANCELLATION PERIOD .......

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     o    You voluntarily decide to leave employment with EMCORE during the cancellation period.

     o Your employment is terminated during the cancellation period with or without cause

     o Your employment is terminated during the cancellation period due to death or permanent disability

     o    You retire during the cancellation period

     o EMCORE or your business/functional unit goes through a Change of Control.

     o    EMCORE ceases doing business during the cancellation period


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 WHERE DO I GO WITH QUESTIONS?

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     o    E-MAIL AT:

                           option_exchange@emcore.com







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 PROCEDURES

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     o    COMPLETE THE "LETTER OF TRANSMITTAL" by filling in the space provided which options you are canceling/exchanging, sign the letter and send to:


                               EMCORE Corporation.
                           Attn: Stock Option Exchange
                                145 Belmont Drive
                               Somerset, NJ 08873


     o The "Letter of Transmittal" must be RECEIVED by OCTOBER 30 2002 (documents may be hand delivered to Maureen Cymbaluk in Human Resources)





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 IMPORTANT DATES

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     o    SEPTEMBER 30, 2002: Stock Option Exchange Program Announced

     o    OCTOBER __ TO __ 2002: Employee Communication Meetings

     o OCTOBER 30, 2002: Deadline for RECEIPT of Letter of Transmittal (5:00PM EST)

     o    MAY 1, 2003: Target date for issuance of new options




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 QUESTIONS & ANSWERS

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